PROSPECTUS Dated                              Pricing Supplement No. 43
May 17, 2002                                  Effective August 2, 2004
And PROSPECTUS SUPPLEMENT
Dated March 25, 2003


                       U.S. $250,000,000              Rule 424 (B)(3)
                                                  Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-86832

                       FIXED-RATE NOTES


                 - - - - - - - - - - - - - - -


                    Interest Rate Per Annum
                    - - - - - - - - - - - -


Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
08/02/04      2.40%     3.30%    3.90%     5.05%    5.65%    6.45%